EXHIBIT 5


                                REID & PRIEST LLP
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                                                 New York, New York
                                                 January 27, 1997


General Bearing Corporation
44 High Street
West Nyack, New York 10944

               Re: Registration Statement on Form S-l

Ladies and Gentlemen:

     We have acted as counsel to General Bearing Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, File No. 333-15477 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an offering of 1,500,000 shares (including (i) 180,000 shares subject to an option granted to the Underwriters' in connection with over allotments and
(ii) 120,000 shares issuable upon exercise of a warrant granted to the representative of the Underwriters (the "Representative's Warrant")) of Common Stock, par value $.01 per share (the "Shares"), of the Registrant.

     In  connection  with the  proposed  offering,  we have  examined the Second
Restated Certificate of Incorporation, and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant, the Representative's Warrant and Underwriting Agreement, each in the form filed as exhibits to the Registration Statement, and the Registration Statement. We have also made such inquiries and have examined originals, certified copies or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement when issued and sold as provided for in the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Registrant.





REID & PRIEST LLP


General Bearing Corporation                                     January 27, 1997
Page 2

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,